Exhibit 10.17

AMENDMENT NO. 1
TO
ADMINISTRATIVE SERVICES AGREEMENT

This Amendment No. 1 to Administrative Services Agreement (“Amendment No. 1”) amends the Administrative Services Agreement dated January 1, 2004 (the “Agreement”) between Apco Argentina Inc., a company organized under the laws of the Cayman Islands and its subsidiaries (the “Company” or “Apco”) and The Williams Companies, Inc., (“Williams”), a company organized under the laws of the State of Delaware, USA.

In consideration of the matters set forth herein, the parties agree that the Agreement is hereby amended in the following particulars:

1.	Effective January 1, 2007, Subsection iii of Section 4 of the Agreement is replaced in its entirety as follows:

The Company will also pay Williams one hundred fifty thousand dollars ($150,000) per year for the services of those Williams employees that hold the positions of Chairman and Chief Executive Officer and Chief Financial Officer of Apco as compensation for time devoted by those employees in the performance of their duties for the Company. Such amount is based upon a percentage of such individual’s Salary Allocation determined by using an estimate of the time actually spent by such employees on behalf of APCO and will be periodically reviewed and adjusted by the Parties as appropriate to more accurately reflect the actual time spent.

2.	Exhibit A to the Agreement is replaced in its entirety with the amended and restated Exhibit A attached hereto.

Capitalized terms used in this Amendment No. 1 but not defined herein shall have the meaning ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on this 7th day of March 2008.

APCO ARGENTINA INC.	THE WILLIAMS COMPANIES, INC.

/s/ Landy L. Fullmer	/s/ Donald R. Chappel
By: Landy L. Fullmer	By: Donald R. Chappel

CFO, CAO, & Controller Apco	Sr. Vice-President & CFO
Title	Title

AMENDED AND RESTATED
EXHIBIT “A”
To
ADMINISTRATIVE SERVICES AGREEMENT
Between
APCO ARGENTINA INC.
And
THE WILLIAMS COMPANIES, INC.

Effective January 1, 2007, unless otherwise noted, the Services of the following Williams’ positions shall be provided by Williams to Apco on the terms provided below:

Regional Vice-President - International Exploration & Production	80% of Salary Allocation

Director of E&P International Business Development	90% of Salary Allocation

Senior Accounting Analyst	80% of Salary Allocation

Administrative Assistant III	33% of Salary Allocation
(75% of Salary Allocation beginning January 1, 2008)

Manager of International Exploration and Production	75% of Salary Allocation

The terms of this Exhibit “A” may be modified by the Parties as agreed to add or remove positions to be provided from time to time hereunder or to adjust the percentages without amending the terms and conditions of the Administrative Services Agreement.